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Exhibit 99.1

MARKWEST HYDROCARBON ANNOUNCES STOCK DIVIDEND

        DENVER—July 11, 2003—MarkWest Hydrocarbon, Inc. (AMEX: MWP), today announced that on July 10, 2003, its Board of Directors declared a stock dividend of one share of MarkWest's common stock for each ten shares of common stock held by MarkWest's common stockholders. The stock dividend is to be paid on August 11, 2003, to the stockholders of record as of the close of business on July 31, 2003. The ex-dividend date is July 29, 2003. The Company does not intend to issue fractional shares, and each stockholder will be paid in cash in lieu of fractional shares, if any.

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MarkWest Hydrocarbon, Inc. (AMEX: MWP), operates in two business segments: exploration and production of natural gas, and midstream services. The exploration and production segment produces natural gas in Alberta, Canada, and in Michigan. In the midstream services segment, which is principally conducted through our 43.6 percent-owned affiliate, MarkWest Energy Partners, L.P. (AMEX: MWE), we gather natural gas from the wellhead and process the natural gas to remove impurities and the valuable natural gas liquids (NGLs). MarkWest Hydrocarbon markets the NGLs.

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2002, and our Form 10-Q for the period ended March 31, 2003.

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  Exhibit 99.1